Exhibit 10.2

MASTER DIGITAL CURRENCY LOAN AGREEMENT

This Master Digital Currency Loan Agreement (“Agreement”) is made on February 27, 2026 (“Effective Date”) by and between Forward Industries, Inc., (“Borrower”), a corporation organized and existing under the laws of New York, with its principal place of business at 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, and Galaxy Digital LLC (“Galaxy” or “Lender”) a limited liability company organized and existing under the laws of the state of Delaware, with its principal place of business at 300 Vesey Street, 13th Floor, New York, N.Y. 10282.

RECITALS

WHEREAS, subject to the terms and conditions of this Agreement, Borrower may, from time to time, seek to initiate a transaction pursuant to which Lender lends Digital Currency and/or Dollars to Borrower and Borrower will return such Digital Currency and/or Dollars, as set forth herein, to Lender upon the termination of the Loan.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the Borrower and the Lender hereby agree as follows:

I.               Definitions

“Affiliate” means, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Airdrop” means a distribution of a new token or tokens resulting from the ownership of a Digital Currency. For the purposes of this Agreement, an “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Digital Currency held at a specified time.

“Applicable Law” means (regardless of jurisdiction) any applicable (i) federal, national, state and local laws, ordinances, regulations, orders, statutory instrument, rules, treaties, codes of practice, guidance notes, policy statements, customary laws, decrees, injunctions, or judgments and any (ii) ruling, declaration, regulation, requirement, request or interpretation issued by any (or any quasi-) regulatory, judicial, administrative or governmental body or person;

“Authorized Agent for Borrower” means any agent or agents authorized by Borrower to deliver Lending Requests in accordance with the terms of the Agreement, as identified in Exhibit A.

“Bank Business Day” means any day (other than a Saturday, Sunday or legal holiday) on which commercial banks are open for general business in New York, New York.

“Borrow Fee” means the fee paid by Borrower to the Lender for the Loan.

“Borrow Amount” means the amount of any Borrowed Asset borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Borrowed Asset” means the Digital Currency or Dollars to be borrowed pursuant to this Agreement, as agreed upon by Borrower and Lender.

“Business Day” means every calendar day of the year. For the avoidance of doubt, Saturdays, Sundays and holidays are recognized as Business Days under this Agreement.

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“Callable Option” means the Borrower and Lender each have the option to redeliver or recall an Open Loan (as defined below) at any time during the term of the Loan.

“Cash Collateral” means Dollars that have been deposited as Collateral.

“Collateral” means an amount of Dollars or Digital Currency used to secure a Loan, as determined and agreed upon by Borrower and Lender. With respect to Digital Currency, the Collateral shall include all controllable electronic records or transferable records, whether now owned or hereafter acquired, consisting of, arising under, or related to such cryptocurrency, and all of Borrower’s right, title and interest in any general intangibles relating to, arising under or consisting of such Digital Currency and all proceeds of the foregoing.

“Confirmation Protocol” means the requirement that the Transfer of a Digital Currency may not be deemed settled and completed until (i) the transaction has been recorded in a block and a certain number of subsequent blocks have been added to the applicable blockchain using the Coinbase, Inc. protocol or, if not listed on Coinbase, then any other protocol deployed by one of the top 5 exchanges as listed on CoinMarketCap, as chosen by Lender in its reasonable discretion; or (ii) the transaction has met a different protocol for a specific Digital Currency, which may be agreed upon by the parties and added hereto as an additional exhibit to this Agreement. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Transfer of a Digital Currency will only be deemed settled and completed if the relevant transaction(s) is included in the current longest chain of the applicable blockchain.

“Digital Currency” means Bitcoin (BTC), Bitcoin Cash (BCH), Ether (ETH), Ether Classic (ETC), or Litecoin (LTC), any Resulting Currency and any additional digital currency that the Borrower and Lender agree upon in writing.

“Digital Currency Address” means an identifier of alphanumeric characters that represents a possible destination for a Transfer of Digital Currency.

“Dollars” and “$” mean lawful money of the United States of America.

“Fees” mean the Borrow Fee and the Late Fee.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hard Fork” means a software update implemented by a blockchain or cryptocurrency’s network nodes that is incompatible with the existing blockchain protocol, causing a permanent split into two separate networks that run in parallel.

“Late Fee” means an additional fee charged to Borrower due to a failure by Borrower to return any Borrowed Asset following a Maturity Date or Recall Delivery Date.

“Lending Request” means a request to Lender from Borrower for a Borrowed Asset, pursuant to the terms of this Agreement and the relevant Loan Term Sheet, attached as Exhibit B hereto.

“Lien” means any security interests, liens, mortgages, hypothecations, pledges, claims (pending or threatened), rights of first refusal, charges, escrows, encumbrances or similar rights.

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“Liquidity Exchanges” means the top three (3) exchanges by volume reporting prices for a borrowed or posted Digital Currency, determined in a commercially reasonable manner, at Lender’s sole discretion.

“Loan” means a loan of a Borrowed Asset, made pursuant to and subject to this Agreement.

“Loan Documents” shall mean this Agreement, all Lending Requests and all exhibits and schedules hereto.

“Loan Effective Date” means the date upon which a Loan begins.

“Loan Term Sheet” means the Loan Term Sheet form attached hereto as Exhibit B, which form shall be utilized to memorialize the specific and final terms of any Loan pursuant to this Agreement. In the event of any conflict of terms between this Agreement and the terms applicable within a Loan Term Sheet, the terms in the relevant Loan Term Sheet shall govern.

“Loan Type” means either an Open Loan or a Term Loan, as indicated in the relevant Loan Term Sheet.

“Margin Call Notice” means a notice sent by Lender to Borrower pursuant to the Margin Call section in this Agreement.

“Margin Refund Notice” means a notice sent by Borrower to Lender pursuant to the Margin Refund section in this Agreement.

“Market Disruption Event” means any event, circumstance, occurrence or condition that is beyond a party’s control that renders blockchain transfers of an applicable Digital Currency impracticable, including but not limited to, for example, 51% attacks in which any Liquidity Exchange limits transfers.

“Maturity Date” means the date upon which a Loan is terminated.

“Open Loan” means a Loan without a Maturity Date where Borrower may redeliver the Digital Currency and/or Dollars, and Lender may recall the Borrowed Asset, at any time, subject to this Agreement.

“Party B Total Equity” shall be equal to the total value of all of Party B’s assets, after subtracting all liabilities, as shown in the most recent quarterly or annual audited financial statements, respectively, or if such statements are not available, then on the balance sheet(s) provided by Party B for this purpose.

“Recall Amount” shall mean the portion of a Borrowed Asset subject to recall pursuant to a Callable Option, as further described in the Callable Option section of this Agreement.

“Recall Delivery Date” shall mean the second (2nd) Business Day from the Recall Request Date (as such term is defined below) unless otherwise agreed to and defined in the relevant Loan Term Sheet.

“Recall Grace Period” shall have the meaning set forth in the “General Operation” section of this Agreement.

“Recall Request Date” shall be as defined in the Callable Option section of this Agreement.

“Redelivery Grace Period” shall have the meaning set forth in the “General Operation” section of this Agreement.

“Resulting Currency” means a Digital Currency issued as a result of a Hard Fork.

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“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in the “Term and Termination” section of this Agreement.

“Term Loan” means a Loan with a pre-determined Maturity Date, where Lender has no right to demand a return of the Borrowed Asset prior to such Maturity Date.

“Transfer” shall mean, as applicable, the delivery of the Borrowed Asset, as applicable, by Lender or Borrower hereunder.

II.	General Operation.

(a)	Loans of Digital Currency and/or Dollars

Subject to the terms and conditions hereof, Borrower may, in its sole and absolute discretion, request that the Lender extend a Loan to Borrower of a Borrowed Asset (as defined above, a specified amount of Digital Currency and/or Dollars), and Lender may, in its sole and absolute discretion, extend such Loan or decline to extend such Loan.

(b)	Loan Procedure

From time to time during the Term of this Agreement, on a Business Day (the “Request Day”) an Authorized Agent of Borrower may by email, directed to the Lender email address identified for such requests in Exhibit A, make a Lending Request for a Borrowed Asset. Lender shall by email, directed to an Authorized Agent identified in Exhibit A, inform Borrower whether Lender agrees to make such a Loan by 5:00 pm New York time on the day of receiving a Lending Request. If Borrower does not receive an email informing it of Lender’s agreement within such period, Borrower’s Lending Request is withdrawn.

As part of its Lending Request, Borrower shall provide the following information:

(i)                  The type of Borrowed Asset requested;

(ii)                 the amount of Borrowed Asset requested;

(iii)                whether the Loan is a Term Loan or an Open Loan;

(iv)                the Loan Effective Date;

(v)                 the Maturity Date (if a Term Loan);

(vi)                the Collateral; and

(vii)               other applicable information on the Loan Term Sheet

If Lender agrees to make a Loan, Lender shall transmit to either (x) Borrower’s Digital Currency Address the amount of Digital Currency, or (y) Borrower’s bank account by bank wire the amount of Dollars, as applicable, as such Digital Currency Address or bank wire instruction is set forth in the Lending Request, on the Loan Effective Date.

The specific and final terms of a Loan shall be memorialized using the Loan Term Sheet. In the event of a conflict of terms between this Agreement and a Loan Term Sheet, the terms in the Loan Term Sheet shall govern.

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(c)	Callable Option

Applicable to Open Loans, Lender may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Recall Request Date”) exercise the Callable Option and recall all or any portion of a Borrowed Asset loaned to Borrower (the “Recall Amount”). Borrower will then have until 5:00 pm New York time on the Recall Delivery Date to deliver the Recall Amount to Lender. In the event a Market Disruption Event is in effect on any Recall Delivery Date for a Borrowed Asset consisting of Digital Currency, the Recall Delivery Date will be extended to the earlier of (x) fifteen (15) Business Days or (y) until the Market Disruption Event is no longer in effect (the “Recall Grace Period”). If a Market Disruption Event is still in effect at the end of such fifteen (15) Business Day period, Borrower shall immediately transfer available funds in an amount of Dollars equal to the average price on the Liquidity Exchanges (measured at 4:00 p.m. New York time) of the borrowed Digital Currency during the fifteen (15) Business Days including and prior to the Market Disruption Event (the “Market Disruption Spot Rate”).

Applicable to Open Loans, Borrower may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Redelivery Day”) exercise the Callable Option and return all or any portion of any Borrowed Asset to Lender.

(d)	Digital Currency Substitution

Applicable to Term Loans, Lender may at any time from 9:00 am until 5:00 pm New York time on a Business Day (the “Borrowed Asset Substitution Request Date”) request that the Borrower return to Lender all or a specified amount of Digital Currency that Borrower has borrowed under this Agreement (the “Substituted Recall Amount”), provided that Lender shall replace the Digital Currency identified as the Substituted Recall Amount with an amount of Dollars that has a fair market value, as of the Borrowed Asset Substitution Request Date, equal to the fair market value of the Digital Currency identified as the Substituted Recall Amount as of such date, as reasonably determined by Lender (such amount of Dollars the “Replacement Assets”). Following a Borrowed Asset Substitution Request Date, Borrower shall be obligated to deliver to Lender the Substituted Recall Amount no later than the second (2nd) Business Day from the Borrowed Asset Substitution Request Date (or, if later, one (1) Business Day following the transfer by Lender to Borrower of the Replacement Assets). Following a Digital Currency substitution in respect of a Term Loan as contemplated in this paragraph, the terms of the Term Loan shall remain unchanged and all terms of this Agreement shall continue to apply to such Term Loan, except that the Replacement Assets shall become the Borrowed Assets for all purposes under such Term Loan and this Agreement. In no event shall any penalty apply to Lender for a Digital Currency substitution as contemplated in this paragraph.

(e)	Termination of Loan

Loans will terminate:

(i)	If a Term Loan, upon redelivery by Borrower of the Borrowed Asset at the Maturity Date; and

(ii)	If an Open Loan, upon redelivery by Borrower of the Borrowed Asset once the Borrower or Lender exercises the Callable Option.

(f)	Redelivery of Borrowed Digital Currency

Upon termination of a Loan according to this Agreement, the Borrower shall redeliver the Borrowed Asset on or before 5:00 pm New York time of the applicable Business Day (i.e., the Maturity Date, the Recall Delivery Date, or the Redelivery Date). In the event a Market Disruption Event is in effect on such Business Day, the Maturity Date or Recall Delivery Date (as the case may be) will be extended to the earlier of (x) fifteen (15) Business Days or (y) until the Market Disruption Event is no longer in effect (the “Redelivery Grace Period”). If a Market Disruption Event is still in effect at the end of such Redelivery Grace Period, Borrower shall repay at such time an amount in Dollars equal to the Market Disruption Spot Rate.

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(g)	Redelivery of Digital Currency in an Illiquid Market

If (x) the market in the borrowed Digital Currency is Illiquid (as defined below) as of the Maturity Date or the Recall Delivery Date (as the case may be), and (y) Galaxy determines that it has become commercially infeasible for Borrower to return the Digital Currency, then Borrower may repay the Loan in Dollars at the Illiquid Market Spot Rate (as defined below). The market in the borrowed Digital Currency is “Illiquid” if the seven-day average daily trading volume across the Liquidity Exchanges (as measured by the 30-day average daily trading volume on the Loan Date) has decreased by at least 90% from the date of the Loan Term Sheet to the Maturity Date or the Recall Delivery Date (as the case may be), or if the borrowed Digital Currency ceases to be listed on any of the Liquidity Exchanges. If the market for the borrowed Digital Currency is Illiquid and Galaxy determines that it is commercially infeasible for the Digital Currency to be returned, then Borrower may repay on the Maturity Date or on the Recall Delivery Date an amount in Dollars equal to the average price on the Liquidity Exchanges (measured at 4:00 p.m. New York time) of the borrowed Digital Currency during the fifteen (15) Business Days including and prior to the date on which the market in the borrowed Digital Currency became Illiquid (the “Illiquid Market Spot Rate”). Notwithstanding the forgoing or anything in this Agreement to the contrary, Borrower may always satisfy its repayment or delivery obligations pertaining to Digital Currency in this Agreement by repaying or delivering the applicable amount of borrowed Digital Currency.

(h)	Changes in Applicable Laws.

If because of changes in Applicable Laws (“Government Restrictions”), a party’s ability to transfer or own Digital Currency that has been the subject of a Loan or Loans hereunder, including Digital Currency utilized as Collateral, is eliminated, materially impaired or declared illegal:

(1)	if possible under the Government Restrictions and where a Market Disruption Event is not in effect, including, without limitation, during any notice or grace period, a party shall pay any amounts owed in the relevant Digital Currency;
(2)	if return is not possible under the Government Restrictions, a party shall pay an amount in Dollars equal to the average price on the Liquidity Exchanges (measured at 4:00 p.m. New York time each day) of the relevant Digital Currency during the 30-day period prior to the effective date of the Government Restrictions; and
(3)	it is agreed that, after the payment in full pursuant to sub-section (1) or (2) above, this Agreement shall terminate.

(i)	Tax Matters

(i)	Withholding

a.	All amounts paid or transferred hereunder shall be paid or transferred free and clear of deduction or withholding for any Taxes, unless such deduction or withholding is required by applicable law. Amounts withheld by the Borrower pursuant to the preceding sentence shall be treated as paid to the Lender for all purposes of this Agreement.

b.	If Borrower is required by applicable law to make any deduction or withholding in respect of Taxes from amounts paid or transferred hereunder, and Borrower does not so deduct or withhold such Taxes, and a liability resulting from such failure to deduct or withhold such Taxes is asserted directly against Borrower, then Lender will promptly pay to Borrower the amount of such liability (including any interest or penalties). If Lender is required by applicable law to make any deduction or withholding in respect of Taxes from amounts paid or transferred hereunder, and Lender does not so deduct or withhold such Taxes, and a liability resulting from such failure to deduct or withhold such Taxes is asserted directly against Borrower, then Lender will promptly pay to Borrower the amount of such liability (including any interest or penalties).

c.	Before the Loan Effective Date of the first Loan under the Agreement, Borrower will provide to Lender a valid, complete IRS Tax Form (either IRS Form W-9 or IRS Form W-8, as applicable) and CRS Self-Certification any other tax form reasonably requested by Lender, and Lender will provide to Borrower a valid, complete IRS Tax Form (either IRS Form W-9 or IRS Form W-8, as applicable) and any other tax form reasonably requested by Borrower. Each of Borrower and Lender shall promptly provide updated tax forms upon learning that any form previously provided has become obsolete or incorrect.

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(ii)	For U.S. federal, state and local income tax purposes, each of Lender and Borrower intend that, absent a change in law, any Loan of Digital Currency under this Agreement by Lender, and any transfer of Collateral consisting of Digital Currency under this Agreement by Borrower, shall not be treated as an exchange of property for other property differing materially in kind or extent (within the meaning of Section 1001 of the Internal Revenue Code of 1986, as amended), and each of Borrower and Lender agrees that it will not take any position inconsistent with such treatment for all such tax purposes.

(iii)	If Lender is required by law to deduct or withhold any Taxes from amounts paid or transferred to Borrower with respect to the Collateral (including transfers pursuant to Section V), the amounts paid or transferred shall be increased as necessary so that after making all required deduction or withholding, Borrower shall receive value equal to the value it would have received had no such deduction or withholding been made.

III.	Borrow Fees and Transaction Fees.

(a)	Borrow Fee Calculation

When a Loan is executed, the Borrower will be responsible for payment of the Borrow Fee as agreed to in the relevant Loan Term Sheet, and the Borrow Fee shall be annualized but calculated daily on the basis of a 360-day year for the actual number of days elapsed, and is subject to change if agreed to by Borrower and Lender. The Borrow Fee when the Borrowed Asset is Digital Currency shall be payable, unless otherwise agreed by the Borrower and Lender, in the applicable Digital Currency. When the Borrowed Asset is Dollars, the Borrow Fee shall be paid in Dollars.

Lender shall calculate any Borrow Fees owed on a daily basis, and shall provide Borrower with the calculation upon request.

(b)	Late Fee

For each Business Day after the Maturity Date or the Recall Delivery Date (whichever is applicable) on which Borrower has not returned the Borrowed Asset, Borrower shall incur an additional fee (the “Late Fee”) of 5% (annualized, calculated daily) of the notional amount of the Loan (and all other overdue amounts, including Fees) in addition to the Borrow Fee. The Late Fee shall be payable, unless otherwise agreed by the Borrower and Lender, in the applicable Digital Currency or in Dollars if the Loan was in Dollars. No Late Fee will be charged during any Recall Grace Period or Redelivery Grace Period.

(c)	Payment of Borrow Fees and Late Fees

An invoice for Borrow Fees, outstanding Obligations, and any Late Fees (the “Invoice Amount”) shall be sent out on the first Business Day of the month by Lender and shall include any Borrow Fees incurred from the previous month. Borrower shall have up to five (5) Business Days to submit payment for the Invoice Amount (the “Invoice Due Date”). Fees unpaid by the Invoice Due Date shall also become subject to a Late Fee, commencing the day after the Invoice Due Date.

(d)	Application of Payments

Borrower shall, at the time of making each payment under this Agreement, specify to the Lender the Loan to which such payment is to be applied. In the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may apply the payment in such manner as it may determine to be appropriate in its sole discretion.

(e)	Application of Insufficient Payments

If at any time insufficient amounts are received by the Lender to pay fully all amounts of principal, Fees, and other amounts then due and payable hereunder, such Digital Currency and/or Dollars payment received shall be applied (i) first, to pay Fees then due and payable hereunder, (ii) then, to pay principal then due and payable hereunder, and (iii) then, to pay other amounts then due and payable under this Agreement. In no event shall payments by Borrower in one Digital Currency and/or Dollars be applied by Lender to pay off obligations outstanding with respect to a Loan in another Digital Currency and/or Dollars.

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(f)	Computations

Fees shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which payable. For purposes of calculating Fees, Digital Currencies shall be deemed to have been Transferred by one party to the other when the applicable Confirmation Protocol for the relevant Digital Currency has been completed. If the requirements of the Confirmation Protocol are not met by 5:00 pm New York Time, the Transfer shall be deemed to have been made on the following Business Day. Calculation of Fees shall be based on the date when the relevant Transfer is deemed to have occurred.

IV.	Collateral Requirements

(a)	Collateral

Borrower shall provide Collateral as determined and agreed upon by the Borrower and Lender and memorialized using the Loan Term Sheet attached as Exhibit B. The Collateral for a given Loan will be described in the Loan Term Sheet.

Borrower hereby pledges to Lender all Collateral conveyed, transferred and delivered to Lender from time to time pursuant to this Agreement, and hereby grants a first priority security interest therein, a Lien thereon, and in the event of a default hereunder a right of set-off against any amounts owed by Lender to Borrower pursuant to this Agreement. Such lien and security interest shall secure the discharge of all obligations and liabilities of the Borrower under this Agreement, whether now existing or hereafter arising (including any interest and fees that may accrue after the commencement by or against the Borrower of any bankruptcy, insolvency, reorganization or similar proceeding).

Lender shall hold, and be in control of, all Collateral in an account in the name of the Lender which shall be considered, for the purposes of the Agreement as lienholder and entitlement holder of the Collateral until redelivery of the amounts owed under the Loan (along with due interest and any other amounts owed hereunder) by the Borrower. To the extent that any financing statement is filed by Lender to perfect its security interest in posted Collateral pursuant to this Agreement and any Loan hereunder, with any applicable office, secretary of state, district recorder of deeds, personal property security register, or any other appropriate instrumentality, principality, province or government agency, Borrower hereby waives any right to receive a copy of such filing from Lender. Further, in any jurisdiction where approval may be interpreted as being required for the filing of any financing statement (or similar instrument), Borrower hereby grants such approval to Lender to make such filing pursuant to a Loan hereunder.

(b)	Margin Calls

If during the term of a Loan the value of the Borrowed Asset changes relative to the Collateral, such that the Collateral becomes valued at a rate less than the Margin Call Rate for Collateral indicated on the Loan Term Sheet as measured by the spot rate published on Coinbase Pro, or if such Borrowed Asset is not listed on Coinbase Pro, then the spot rate published on Kraken (such rate, the “Margin Call Spot Rate”), then Borrower shall be required to contribute additional Collateral so that the total amount of Collateral is valued at a level equal to or greater than the Initial Collateral Level (the “Additional Collateral”).

If Lender requires Borrower to contribute Additional Collateral, it shall send a notice (the “Margin Call Notice”) to Borrower that sets forth: (i) the Margin Call Spot Rate and (ii) the amount of Additional Collateral required based on the Margin Call Spot Rate. Such notice may be sent electronically, via email, telephone, Telegram, WhatsApp, or any other means of electronic communication agreed upon by the parties.

Borrower shall have one (1) Bank Business Day from the time Lender sends the Margin Call Notice to respond and deliver Additional Collateral to Lender.

Failure to provide Additional Collateral, if required, shall give Lender the right, but not the obligation, to declare an Event of Default.

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Notwithstanding the above procedures, if at any time the value of the Borrowed Asset changes relative to the Collateral, such that the Collateral becomes valued at a rate less than the Urgent Margin Call Rate indicated on the Loan Term Sheet, even where a Margin Call Notice has already been sent pursuant to the procedures above, then Lender shall have the right to require Borrower to contribute Additional Collateral, or elect to pay back the outstanding principal amount remaining on the Loan, within six (6) hours from the time that Lender initially sent the Margin Call Notice pursuant to the procedures above.

Failure to provide Additional Collateral pursuant to an Urgent Margin Call shall give Lender the right, but not the obligation, to declare an Event of Default. If an Urgent Margin Call Rate is not specified on the Loan Term Sheet, then the foregoing paragraph shall not apply.

Notwithstanding anything to the contrary in Section IV of the Agreement, to the extent Borrower is required to contribute Additional Collateral, such Additional Collateral shall be Bitcoin (BTC), Ether (ETH), Solana (SOL) or any other digital currency acceptable to Lender in its sole discretion.  For the avoidance of doubt, any Additional Collateral contributed by Borrower shall constitute Collateral and shall be subject to the first priority security interest, lien and right of set-off granted by Borrower to Lender pursuant to the Agreement.

(c)	Margin Refund

Where a Margin Return Spot Rate is indicated in the Term Sheet, then if during the term of a Loan the value of the Borrowed Asset changes relative to the Collateral, such that the Collateral becomes valued at a rate greater than the Margin Return Spot Rate for Collateral indicated on the Loan Term Sheet as measured by the spot rate published on Coinbase Pro, or if the Borrowed Asset is not listed on Coinbase Pro, then the spot rate published on Kraken (such rate, the “Margin Return Spot Rate”) then Borrower shall have the right to require Lender to return a portion of Collateral so that the Collateral is valued at the same percentage indicated in the Loan Term Sheet relative to the value of the Borrowed Asset at the Margin Return Spot Rate (the “Margin Refund Amount”).

If Borrower requires Lender to provide a Margin Refund Amount, it shall send a notice (the “Margin Refund Notice”) that sets forth: (i) the Margin Return Spot Rate and (ii) the Margin Refund Amount required based on the Margin Return Spot Rate. Such notice may be sent electronically, via email, telephone, Telegram, WhatsApp, or any other means of electronic communication agreed upon by the parties.

Lender shall have eighteen (18) hours from the time Borrower sends such Margin Refund Notice to respond and send the Margin Refund Amount to Borrower.

Failure to provide a Margin Refund Amount pursuant to a Margin Refund Notice shall give Borrower the right, but not the obligation, to declare an Event of Default. If a Margin Return Spot Rate is not specified on the Loan Term Sheet, then the foregoing paragraph shall not apply.

(d)	Default or Failure to Return Loan

In the event that Borrower does not return the Digital Currency or Dollars borrowed pursuant to a Loan upon Termination or due to the occurrence of an Event of Default (as such term is defined pursuant to this Agreement), Lender shall liquidate that portion of the Collateral necessary for the payment of any liability or obligation or indebtedness created by this Agreement, including, but not limited to using the Collateral to purchase Digital Currency to replenish Lender’s supply of the relevant Digital Currency or to purchase Dollars to satisfy Borrower’s obligation to Lender pursuant to such Loan.

In the event that Lender does not return the Collateral upon Termination or in the case of an Event of Default pursuant to the terms of this Agreement, Borrower shall have the right to deduct from the amount owed by Borrower in respect of the Loan an amount equivalent to the value of the unreturned Collateral, and Borrower shall have no further obligations in respect of the applicable Loan.

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(e)	Partial Liquidation Right

If Borrower fails to satisfy any Margin Call or Urgent Margin Call within the applicable time period, Lender may, in its sole discretion and without further notice or demand, liquidate, convert, or otherwise realize upon any portion of the Collateral (a “Partial Liquidation”) in such amounts as Lender determines in good faith are necessary to restore the Loan-to-Value ratio to the Initial Collateral Level or otherwise protect Lender’s position.

Proceeds of any Partial Liquidation shall be applied first to restore Collateral value, second to any accrued Fees or other obligations of Borrower, and third, any remainder shall continue to secure Borrower’s obligations under this Agreement.

A Partial Liquidation shall not constitute an Event of Default or termination of the Loan, and Borrower shall remain liable for all obligations hereunder. Lender’s exercise of its rights under this Section shall be without prejudice to any other rights or remedies available under this Agreement, at law, or in equity.

(f)	Return of Collateral

Upon Borrower’s redelivery of the Borrowed Assets and, in the case of Borrowed Assets consisting of Digital Currency, acceptance by Lender of the Borrowed Digital Currency into Lender’s applicable Digital Currency Address as provided herein, with such delivery being confirmed on the relevant Digital Currency blockchain ten (10) times, Lender shall initiate the return of Collateral to a bank account in the name of Borrower or any Digital Currency posted as Collateral to the Borrower’s applicable Digital Currency Address.

(g)	Rehypothecation

If agreed to in the applicable Loan Term Sheet, Lender shall have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral it holds, free from any claim or right of any nature whatsoever of the Borrower, including any equity or right of redemption by the Borrower, and register any Collateral in the name of Lender or its custodian, if applicable. For purposes of satisfying the rights and obligations of both parties pursuant to this Agreement, Lender will be deemed to continue to hold all Collateral, regardless of whether the Lender has exercised any rights with respect to Collateral pursuant to this section, provided that if Lender is required to return all or any portion of the Collateral to Borrower under the terms of this Agreement, it shall return the Collateral in a form fungible with the Collateral originally provided by the Borrower (for example, if the Borrower original posted a Digital Currency as Collateral, Lender must return Digital Currency of the same kind).

V.	Hard Fork, Applicable Airdrop

(a)	Notification

In the event of a Hard Fork or Applicable Airdrop in the blockchain for any loaned Digital Currency or Collateral, Lender shall provide email notification to Borrower.

(b)	No Immediate Termination of Loans

In the event of a Hard Fork or Applicable Airdrop with regards to any loaned Digital Currency or Collateral, any outstanding Loans will not be immediately terminated.

(c)	Hard Forks and Applicable Airdrops Payments

Lender will receive the benefit and ownership of any incremental tokens generated as a result of a Hard Fork or Applicable Airdrop for any loaned Digital Currency in such Digital Currency protocol or an Applicable Airdrop (the “New Tokens”), and Borrower will receive the same benefit and ownership rights for any Hard Fork or Applicable Airdrop in respect of Digital Currency provided as Collateral, so long as:

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(i)	such New Tokens are available in Coinbase Pro, Gemini or Fireblocks wallets no later than thirty (30) days following such Hard Fork or Applicable Airdrop event; or

(ii)	one (1) of the following two (2) conditions is met in respect of the New Tokens distributed in such Hard Fork or Applicable Airdrop:

a.	Market Capitalization: the average market capitalization of the New Token (defined as the total value of all New Tokens) on the 30th day following the occurrence of the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average market capitalization of the relevant Digital Currency (defined as the total value of the relevant Digital Currency) (calculated as a 30-day average on such date). The source for the relevant Digital Currency market capitalization will be coinmetrics.io (or, if coinmetrics.io does not provide the required information, messari.io, and if neither provides the required information, the parties shall discuss in good faith and mutually agree upon another data source) and the source for the market capitalization of the New Token will be coinmetrics.io (or, if coinmetrics.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source prior to the 30-day mark of the creation of the New Token); or

b.	24-Hour Trading Volume: the average 24-hour trading volume of the New Token on the 30th day following the occurrence of the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average 24-hour trading volume of the relevant Digital Currency (calculated as a 30-day average on such date). The source for the relevant Digital Currency 24-hour trading volume will be messari.io (or, if messari.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source) and the source for the 24-hour trading volume of the New Token will be messari.io (or, if messari.io does not provide the required information, the parties shall discuss in good faith and mutually agree upon another data source prior to the 30-day mark of the creation of the New Token).

If the New Tokens distributed in the Hard Fork or Applicable Airdrop meet the conditions described in clauses (i) or (ii) above for any loaned Digital Currency, Borrower will transfer to Lender within five (5) Business Days from the date the condition is met a number of New Tokens equivalent to the number Lender would have received had the Loan not been made.

If the New Tokens distributed in the Hard Fork or Applicable Airdrop meet the conditions described in clauses (i) or (ii) above for any Collateral, Lender will transfer to Borrower within five (5) Business Days from the date the condition is met to transfer a number of New Tokens equivalent to the number Borrower would have received had the Collateral not been transferred to Lender.

Notwithstanding the foregoing, where New Tokens distributed in a Hard Fork or Applicable Airdrop do not meet the conditions described in clause (i) and/or clause (ii) above, then Lender (in the case of Digital Currency that is a Borrowed Asset) or Borrower (in the case of Digital Currency posted as Collateral) may request in writing the delivery of such New Tokens on or prior to the Maturity Date of the applicable Loan(s). A party will only be required to make a transfer of such New Tokens to the extent that it is feasible to make such transfer, as determined in a commercially reasonable manner by the applicable transferor. Where a transfer of such New Tokens is determined to be feasible, transferor will have five (5) Business Days from the receipt of the written request to transfer such New Tokens.

VI.	Representations and Warranties.

(a)           Each party represents on the date hereof and on the date of each Lending Request made to the Lender hereunder that this Agreement has been duly and validly authorized, executed and delivered on behalf of such party and constitutes the legal, valid and binding obligations of such party enforceable against such party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and subject to the availability of equitable remedies) and will not contravene (a) the constitutive documents of such party, (b) any Applicable Law, and (c) any judgment, award, injunction or similar legal restriction.

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(b)         Each party represents that no license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such party of this Agreement or for the legality, validity or enforceability thereof against such party.

(c)          Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement and that it has made its own determination as to the tax and accounting treatment of any Loan or any Digital Currency or funds received hereunder.

(d)         Lender represents and warrants that it has or will have at the time of transfer of any Digital Currency, the right to lend such Digital Currency subject to the terms and conditions hereof, that it owns the Digital Currency, free and clear of all liens and that the Digital Currency has been acquired in accordance with all Applicable Laws.

(e)          Borrower represents and warrants that it has or will have at the time of return of any Digital Currency, the right to transfer such Digital Currency subject to the terms and conditions hereof, and, free and clear of all liens and encumbrances other than those arising under this Agreement and that the Digital Currency that it will return has been acquired in accordance with all Applicable Laws.

(f)           Lender represents that the entity name in the first paragraph of this Agreement and in the signature block hereof is the full and complete legal entity name of Lender;

(g)         Borrower represents that the entity name in the first paragraph of this Agreement and in the signature block hereof is the full and complete legal entity name of Borrower;

(h)         Borrower represents that the registered address where Borrower is organized or incorporated is correctly indicated in Exhibit A, and Borrower agrees to promptly provide written notice to Lender of any change in such registered address;

(i)           Borrower represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(j)           Lender represents and warrants that it is an “eligible contract participant” as such term is defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(k)          The Borrower and Lender acknowledge and agree that where Lender holds Collateral pursuant to this Agreement, or where any third party custodian appointed by Lender and Borrower holds Collateral pursuant to this Agreement (i) such party holding Collateral shall be deemed to be a “securities intermediary” within the meaning of Article 8 of the Uniform Commercial Code, as in effect in the State of Delaware (the “DEUCC”), and will be acting in such capacity with respect to any Loan pursuant to this Agreement; (ii) any accounts utilized for purposes of this Loan Agreement, including but not limited to any Digital Currency Address, shall be deemed to be a “securities account” within the meaning of Article 8 of the DEUCC; (iii) all property and assets held in or credited from time to time in any securities account (including without limitation Digital Assets and cash) will be treated as “financial assets” for purposes of Article 8 of the DEUCC; and (iv) Galaxy’s “securities intermediary’s jurisdiction” within the meaning of Article 8 of the DEUCC is Delaware.

(l)            Sanctions Compliance.

The Borrower represents and warrants that, as of the date hereof and for the duration of this Agreement, it is not, and will not be during the term of the Agreement: a) Listed on any sanctions list or subject to any sanctions administered or enforced by the United States, the European Union, the United Kingdom, the United Nations, or any other government authority (collectively, "Sanctions"); b) Engaged in, or facilitating, any transactions or activities that would cause the other party to violate any applicable Sanctions or any regulations of the aforementioned authorities.

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(m)	No Prohibited Persons

The Borrower represents and warrants that it is not directly or indirectly owned or controlled by, nor is it acting on behalf of, any person or entity that is subject to any Sanctions.

(n)	No Violation of Sanctions

The Borrower confirms that it has not, and will not, directly or indirectly, engage in any transaction or activity that is prohibited by any Sanctions.

VII.	Events of Default.

It is further understood that the following events described below shall constitute Events of Default hereunder:

(a)	the failure of the Borrower to return any Borrow Amount or pay any Borrow Fees when due hereunder;

(b)	the failure of the Lender to return any Collateral to the Borrower when due hereunder;

(c)	a material default in the performance by Borrower or Lender of any of the other agreements, conditions, covenants, provisions or stipulations contained in any of the Loan Documents;

(d)	any failure of the Borrower to provide Additional Collateral or the Lender to provide a Margin Refund Amount, if applicable, pursuant to the terms of this Agreement;

(e)	any failure of the Borrower or Lender to pay the appropriate party with regards to either a Hard Fork or an Applicable Airdrop pursuant to the terms of this Agreement;

(f)	Borrower consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, reincorporates or reconstitutes into or as another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, reincorporation or reconstitution the resulting, surviving or transferee entity fails to assume all the obligations of Borrower under this Agreement;

(g)	any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings shall be instituted by or against the Borrower and shall not be dismissed within thirty (30) days of their initiation;

(h)	any representation or warranty made in any of the Loan Documents proves to be untrue in any material respect as of the date of making or deemed making thereof; or

(i)	The occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of Borrower (or any guarantor of Borrower pursuant to this Agreement), relating to any agreement with any affiliate of Lender shall be deemed to be an Event of Default under this Agreement, and shall constitute an Event of Default with respect to all outstanding Loans and other transactions between Lender and Borrower.

(j)	The occurrence or existence of a default, event of default or other similar condition or event (however described) in respect of Borrower, or any affiliate or subsidiary of Borrower, under any agreements or instruments relating to an obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money with any third party, shall be deemed to be an Event of Default under this Agreement, and shall constitute an Event of Default with respect to all outstanding Loans and other transactions between Lender and Borrower, in this Agreement or any other agreement in place between the parties.

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VIII.	Termination Events.

(a)	Regulatory

Borrower (i) fails to obtain, (ii) loses, (iii) has withdrawn from it or (iv) fails to obtain renewal of any necessary license or regulatory authorization from any relevant Governmental Authority, which results in Borrower becoming prohibited from operating its business or entering into or performing any Loan under this Agreement;

(b)	Government

(i) Borrower is indicted for or (3) is convicted of (x) any felony or (y) any other crime or potential crime relating to securities, investment management or Digital Currency Transactions or involving fraud or breach of trust; or (ii) Borrower becomes subject of any regulatory or administrative sanction of or by any Governmental Authority (as defined above).

(c) Decline in Total Equity

Party B Total Equity as of the last Business Day of any calendar month declines (i) by 25% or more from Party B Total Equity as of the last Business Day of the immediately preceding calendar month; (ii) by 35% or more from Party B Total Equity as of the last Business Day of the third calendar month immediately preceding such day; or (iii) by 45% or more from Party B Total Equity as of the last Business Day of any calendar month in the immediately preceding calendar year; provided, however, that this Termination Event shall not be deemed to have occurred unless, as of the relevant date of determination, the total outstanding Borrowed Amount under all Loan Term Sheets between Borrower and Lender exceeds thirty percent (30%) of Party B Total Equity as of such date.

(d)	Minimum Total Equity

Party B Total Equity at the end of any calendar month is valued at a level less than the greater of (i) Party B Total Equity as of the Effective Date, or (ii) 50% of the highest month-end Party B Total Equity achieved by Borrower during the term of this Agreement (or the equivalent in another currency, currency unit, virtual currency or combination thereof); provided, however, that this Termination Event shall not be deemed to have occurred unless, as of the relevant date of determination, the total outstanding Borrowed Amount under all Loan Term Sheets between Borrower and Lender exceeds thirty percent (30%) of Party B Total Equity as of such date; or

(e)     Failure to Deliver Requested Documents On Or Before Required Delivery Date

Exchange Act Reporting Compliance.

So long as Borrower remains an issuer of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the reporting requirements thereunder, Borrower shall:

(i) file, or cause to be filed, all annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K (and any successor forms), in each case as required by the Exchange Act and the rules and regulations promulgated thereunder, within the time periods prescribed by the U.S. Securities and Exchange Commission (the “SEC”), after giving effect to any permitted extensions; and

(ii) make such reports publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) (or any successor system).

Failure by Borrower to file any such report within the time periods prescribed by the SEC (after giving effect to any permitted extensions) shall constitute a Termination Event under this Agreement; or

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(f)         Key Person Event

A Key Person ceases to be actively involved in or responsible for the management or investment decision making of Borrower (a “Key Person Event”) and such Key Person shall not have been replaced by another person or persons to whom Galaxy has not made a written objection following written notice from Borrower of such change in Key Person, where “Key Person” means Ryan Navi.

IX.	Remedies.

(a)	General

Upon the occurrence and during the continuation of any Event of Default or Termination Event with respect to Borrower, the Lender may, at its option, (a) declare all Borrow Amounts and Fees outstanding hereunder immediately due and payable, (b) terminate this Agreement upon notice to Borrower, and (c) exercise all other rights and remedies available to the Lender hereunder, under applicable law or in equity, provided, that upon any Event of Default or Termination Event all Borrow Amounts and the amount of any Fees then outstanding hereunder shall automatically become immediately due and payable.

Upon the occurrence and during the continuation of any Event of Default or Termination Event with respect to Lender, the Borrower may, at its option, (a) declare all Collateral outstanding hereunder immediately due and payable, (b) terminate this Agreement upon notice to Lender, and (c) exercise all other rights and remedies available to the Borrower hereunder, under applicable law, or in equity.

(b)	Additional Remedies; Post-Default Hedging Costs

After (a) the occurrence of an Event of Default or Termination Event with respect to Borrower and (b) acceleration of Borrower’s obligations under the Loan Documents, Borrower shall pay, on demand, Lender’s (or its Affiliate’s) documented costs (including the cost of put options), losses (including market losses with respect to Asset Hedging Transactions), charges, fees, expenses, Taxes or duties of any kind relating to (x) the Loan or (y) the acquisition, establishment, re-establishment, substitution, maintenance, unwinding or disposition of, or realization or recovery of the proceeds of, or any part thereof, any transaction(s) entered into by Lender or its Affiliate to hedge the market risk of the Collateral. Borrower’s obligation under this Section 1 shall survive termination of the Agreement. “Asset Hedging Transactions” means any purchase, sale, entry into or maintenance of one or more (i) assets (directly, indirectly or synthetically), transactions (including “short sales”), positions or contracts in or related to Digital Currency or other digital assets, securities, options, futures, derivatives or foreign exchange, (ii) repurchase agreements, loans or similar transactions related to the Digital Currency or (iii) other instruments or arrangements (howsoever described) entered into by Lender or its Affiliate to hedge the market risk of the Collateral.

(c)	Enforcement of Collateral

In addition to and not in lieu of the rights set forth in the Loan Documents, upon the occurrence of an Event of Default or Termination Event with respect to Borrower, Lender may, without notice of any kind, which Borrower hereby expressly waives (except for any notice required under the Loan Documents that may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Lender’s option: (i) deliver or cause to be delivered to itself or to an Affiliate, the Collateral, (ii) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, and otherwise exercise all of Borrower’s rights with respect to any and all of the Collateral, in its own name, in the name of Borrower or otherwise; (iii) enter into Asset Hedging Transactions; or (iv) sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Lender deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, upon such terms and conditions as it deems advisable, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable law and cannot be waived), and Lender may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale or at one or more private sales and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Borrower; provided that Lender shall have no obligation to take any of the foregoing actions and may, at its option, take any combination of the foregoing actions. For the avoidance of doubt, Borrower agrees and acknowledges that any Collateral consisting of digital assets that are generally traded on liquid and transparent exchanges shall be deemed to be customarily sold on a recognized market within the meaning of Section 9-610 of the DEUCC.

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X.	Limitation of Liability.

EXCEPT FOR ACTS OR OMISSIONS THAT CONSTITUTE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL DAMAGES, OR ANY PUNITIVE, EXEMPLARY, REMOTE, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUE, LOST PROFITS, COST OF COVER OR OTHER SPECIAL DAMAGES, IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY LOAN DOCUMENTS HERETO.

XI.	Documents to be Delivered.

As soon as practicable after the execution of this Agreement, and within 150 calendar days after the end of each fiscal year, Borrower shall provide, via publicly available filings with the SEC or otherwise, a copy of its annual report containing audited consolidated financial statements for each such fiscal year, certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized.

For the avoidance of doubt, the filing by Borrower of any annual, quarterly, or current report with the SEC through EDGAR (or any successor system) shall satisfy any requirement under this Agreement for the delivery of financial statements or other financial information by Borrower to Lender, and no separate delivery shall be required so long as such filings are publicly available

XII.	Rights and Remedies Cumulative.

No delay or omission by either party in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. All rights of the parties stated herein are cumulative and in addition to all other rights provided by law, in equity.

XIII.	Collection Costs.

In the event Borrower fails to pay any amounts due or to return any Borrowed Asset hereunder, the Borrower shall pay to the Lender upon demand all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and court costs incurred by the Lender in connection with the enforcement of its rights hereunder.

XIV.	Passwords and Security.

Each party is responsible for maintaining adequate security and control of any and all passwords, private keys, and any other codes that it uses to Transfer or receive Digital Currencies hereunder. Each party will be solely responsible for the private keys that it uses to make the Transfers and maintaining secure back-ups. Each party will be responsible for any unauthorized Transfers made utilizing its passwords, private keys, and any other codes it uses to make or receive Transfers.

XV.	Governing Law; Dispute Resolution.

This Agreement is governed by, and shall be construed and enforced under, the laws of the State of New York applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation it shall be finally resolved by arbitration administered in the County of New York, State of New York by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

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XVI.	Notices.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by Express mail, certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith) to the applicable address set forth in Exhibit A.

XVII.	Modifications.

All modifications or amendments to this Agreement shall be effective only when reduced to writing and signed by both parties hereto.

XVIII.	Entire Agreement.

This Agreement and each exhibit referenced herein constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior negotiations, understandings and agreements.

XIX.	Successors and Assigns.

This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the prior written consent of Lender.

XX.	Severability of Provisions.

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

XXI.	Counterpart Execution.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

XXII.	Relationship of Parties.

Nothing contained in this Agreement shall be deemed or construed by the parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrower and Lender.

XXIII.	Term and Termination.

The Term of this Agreement shall commence on the date hereof for a period of one year, and shall automatically renew for successive one-year terms annually. Either party may provide notice of a desire to terminate the Agreement not less than ten (10) Business Days prior to the end of such one-year period, or upon thirty (30) Business Days’ prior written notice by either party to the other. In the event of a termination of this Agreement as set forth in this provision, (i) all outstanding Open Loan(s) shall be deemed terminated and any loaned Borrowed Asset shall be redelivered immediately and any fees owed shall be payable immediately, and (ii) all outstanding Term Loans shall continue until the relevant Maturity Date for such Loan(s).

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For the avoidance of doubt, in the event of a termination of this Agreement due to an Event of Default or any other termination for cause pursuant to the terms hereof or any Loan Term Sheet agreed upon by Lender and Borrower, all Open Loans and Term Loans shall be deemed terminated, all Borrowed Assets and Collateral shall be redelivered/repaid immediately, and any fees owed shall be payable immediately.

XXIV.	Miscellaneous.

Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Parties acknowledge that the Agreement and any Loan is the result of negotiation between the Parties which are represented by sophisticated counsel and therefore none of the Agreement’s provisions will be construed against the drafter.

XXV.	Confidentiality

For purposes of this Agreement, “Confidential Information” means any and all information and material (whether oral, written, electronic or otherwise) disclosed or otherwise made available by a party hereto (such party, the “Disclosing Party”) or any of its Representatives (as defined below) to the other party (such party, the “Receiving Party”) or any of its Representatives during the term of this Agreement, together with all notes, analyses, compilations, studies, interpretations or other material that contain, reflect or are based in whole or part on any such Confidential Information. In addition, Confidential Information shall include (x) the fact that the Parties have executed this Agreement, (y) all of the terms and conditions of the Agreement (including any financial terms and conditions), or other facts with respect to a party’s performance hereunder.

Without the prior written consent of Disclosing Party, Receiving Party shall keep, and shall direct its Representatives to keep, all Confidential Information confidential and shall not disclose, and shall direct its Representatives not to disclose, any Confidential Information to any person, other than to Receiving Party’s Representatives who need to know such Confidential Information for the purpose of assisting Receiving Party in connection with fulfilling its obligations under this Agreement. For this purpose, Confidential Information does not include information which (i) was, is or becomes generally available to the public other than as a result of disclosure by the Receiving Party or its Representatives in violation of this Section, (ii) was, is or becomes known or made available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party or its Representatives), provided that such source is not, to the actual knowledge of the Receiving Party or its Representatives, itself bound by a legal or contractual duty of confidentiality or otherwise prohibited from disclosing such information to the Receiving Party, (iii) is or was in the Receiving Party’s or its Representatives’ possession (on a non-confidential basis) prior to the time of disclosure to Receiving Party by Disclosing Party (provided that such information was not obtained from a source actually known by Receiving Party to be prohibited from disclosing such information to Receiving Party by any legal or contractual obligation of confidentiality) or (iv) is or was independently developed or acquired by Receiving Party or any of its Representatives without use of or reference to any Confidential Information. For purposes of this Section, the term “Representatives” means, with respect to any person, such person’s affiliates and its and their respective directors, officers, employees, agents and advisors (including financial advisors, attorneys and accountants) and representatives; provided that, in the case of Receiving Party, “Representatives” shall only include such persons to the extent they actually receive Confidential Information from or on behalf of the Receiving Party.

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Notwithstanding any provision herein to the contrary, the Receiving Party may disclose Confidential Information to the extent requested or expressly compelled by applicable law, rule or regulation (including, without limitation, the rules of any stock exchange or other regulatory or self-regulatory body) or order issued by any administrative, governmental, regulatory, or judicial authority (including by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) with competent jurisdiction over the Receiving Party or its Representatives. If Receiving Party or any of its Representatives are requested or required to disclose any Confidential Information, then (to the extent reasonably practicable and permissible) Receiving Party shall provide Disclosing Party with reasonably prompt written notice of such request or requirement, so that Disclosing Party may, at its sole cost and expense, seek an appropriate protective order or other remedy or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or Disclosing Party waives compliance, in whole or in part, with the terms of this Agreement, Receiving Party or its Representatives, as the case may be, shall be free to disclose that portion of the Confidential Information that is legally requested or required to be disclosed. Notwithstanding the foregoing, no such notice shall be required in the case of a routine proceeding involving general requests of Receiving Party or its Representatives by bank, securities, tax, regulatory, professional or similar authorities with jurisdiction over Receiving Party or its Representatives, as applicable (which may include any bank regulator or public accounting oversight body), or in response to any request by such persons; provided that the proceeding or request is not specifically targeted at the Disclosing Party or the Confidential Information.

Upon the termination or expiration of this Agreement, or upon a Disclosing Party’s request, the Receiving Party will return or destroy such Confidential Information without maintaining a copy of such Confidential Information, except that the parties (i) may retain copies of Confidential Information in accordance with bona fide internal document retention policies and procedures or other bona fide policies and procedures implemented to comply with legal and regulatory requirements; and (ii) shall not be obligated to delete or erase any Confidential Information contained in an archival computer system backup that cannot be accessed by end users or expunged without considerable effort. Any Confidential Information that is not returned or destroyed shall remain confidential in accordance with the terms and conditions of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

LENDER:

GALAXY DIGITAL LLC

By: /s/ Jason Urban

Name: Jason Urban

Title: Authorized Signatory

BORROWER

Forward Industries, Inc.

By: /s/ Michael Pruitt

Name: Michael Pruitt

Title: Interim CEO

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EXHIBIT A

NOTICE INFORMATION

The following notice information is applicable to the Agreement entered into between Borrower and Lender:

Borrower Notice Information for Margin Call Notices and related matters:

Attn: Ryan Navi

Email: rnavi@forwardindustries.com

Attn: Kathleen Weisberg

Email: kweisberg@forwardindustries.com

cc to: legal@forwardindustries.com

Registered Address Information for Borrower:

Address: 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788

Authorized Agent(s) Appointed by Borrower (if any):

Attn: Ryan Navi

Email: rnavi@forwardindustries.com

Attn: Kathleen Weisberg

Email: kweisberg@forwardindustries.com

cc to: legal@forwardindustries.com

Borrower may change its Authorized Agents by notice given to Lender at:

MLAnotices@galaxy.com

Lender Designated Email Address for Receipt of Lending Requests, Margin Refund Notices and related matters:

MLAnotices@galaxy.com

Legal Notice Information for Borrower and Lender:

For Borrower:

Georgia Quinn

Email: gq@forwardindustries.com

cc to: legal@forwardindustries.com

For Lender:

Galaxy Digital LLC

300 Vesey Street, 13th Floor, New York, N.Y. 10282

Attn: General Counsel

Email: legal-compliance@galaxy.com

Either party may change its address by giving the other party written notice of its new address using the Legal Notice Information above.

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EXHIBIT B

LOAN TERM SHEET

This Loan Term Sheet dated [DATE], incorporates all of the terms of the Master Digital Currency Loan Agreement (“Agreement”) entered into by Forward Industries, Inc. (“Borrower”) and GALAXY DIGITAL LLC (“Galaxy”) on February 27, 2026, as amended from time to time, and the following specific Loan terms:

Borrower: Lender:	Forward Industries, Inc. GALAXY DIGITAL LLC
Loan Effective Date:	[ ]
Borrowed Asset:	[ ]
Borrow Amount:	[ ]
Borrow Fee:	[ ]
Loan Type:	[ ]
Maturity Date:	[ ]
Initial Collateral Level:	[ ]
Type Collateral:	[ ]
Margin Call Rate:	[ ]
Urgent Margin Call Rate:	[ ]
Rehypothecation:	[ ]

Forward Industries, Inc.	GALAXY DIGITAL LLC

By: _________________________________	By: _________________________________
Name:	Name:
Title:	Title:

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